Registration No. 333-

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                          Form S-8
                   REGISTRATION STATEMENT
                            under
                 THE SECURITIES ACT OF 1933

                     Northeast Utilities
   (Exact name of registrant as specified in its charter)

       Massachusetts                          04-2147929
(State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)         Identification No.)

             One Federal Street, Building 111-4
              Springfield, Massachusetts 01105
     (Address of Principal Executive Offices) (Zip Code)

        Northeast Utilities Service Company 401K Plan
                  (Full Title of the Plan)

                      John H. Forsgren
 Vice Chairman, Executive Vice President and Chief Financial Officer
                     Northeast Utilities
                       107 Selden Street
                  Berlin, Connecticut 06037
                        860-665-5000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    Calculation of Registration Fee

                           Proposed   Proposed
Title of         Amount     maximum   maximum            Amount
securities       to be     offering   aggregate            of
registered     registered  price per  offering          registration
                   (1)      unit (2)  price              fee (3)

Common         10,000,000  $17.76     $177,600,000.00   $20,903.52
Shares, par
value $5.00

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be sold or offered pursuant to the employee benefit plan(s) described herein.

2. Represents the fair market value of the common shares on December 13, 2004, based on the average of the high and low sale price reported by the Wall Street Journal as Composite Transactions for such date.

3.   $117.70 per $1 million of maximum aggregate offering price.

  INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Northeast Utilities (the Registrant) on Form S-8 relating to the same employee benefit plan is effective.

     The contents of the following Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission is hereby incorporated by reference: File No. 33-63023, as amended.

                              PART II.

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 8.  Exhibits.

     The following Exhibits are filed as a part of this Registration
Statement:

Exhibit No.    Description

5           Not required - the Registrant has, in
            accordance with the provisions of Form S-8, submitted the Northeast Utilities Service
            Company 401K Plan, and undertakes to submit any amendment thereto, to the Internal Revenue
            Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

15 Letter of Deloitte & Touche LLP to Northeast Utilities re: unaudited interim financial information.

23          Consent of Deloitte & Touche LLP, Independent
            Registered Public Accounting Firm.

                              SIGNATURES

(The Registrant) Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, and State of Connecticut, on this 16th day of December, 2004.


                               NORTHEAST UTILITIES


                               By  /s/John H. Forsgren
                                   Vice Chairman,
                                   Executive Vice President
                                   and Chief Financial
                                   Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Gregory B. Butler and Jeffrey C. Miller, and each of them singly, his or her true and lawful attorneys, with full power to each such attorney to sign for such person in his or her name, in the capacities indicated below, any and all amendments to this registration statement, hereby ratifying and confirming his or her signature as it may be signed by said attorneys to any and all amendments to said registration statement.

Signature                Title                    Date

/s/Charles W. Shivery, Trustee, Chairman of       December 16, 2004
Principal Executive    the Board, President
Officer                and Chief Executive Officer

/s/John H. Forsgren,   Trustee, Vice Chairman,    December 16, 2004
Principal Financial    Executive Vice President
Officer                and Chief Financial Officer

/s/John P. Stack,      Vice President-Accounting  December 16, 2004
Principal Accounting   and Controller
Officer

/s/Richard H. Booth    Trustee                    December 16, 2004

/s/Cotton Mather
Cleveland              Trustee                    December 16, 2004

/s/Sanford Cloud, Jr.  Trustee                    December 16, 2004

/s/James F. Cordes     Trustee                    December 16, 2004

/s/E. Gail de Planque  Trustee                    December 16, 2004

/s/John G. Graham      Trustee                    December 16, 2004

/s/Elizabeth T.        Trustee                    December 16, 2004
Kennan

/s/Robert E.           Trustee                    December 16, 2004
Patricelli

/s/John F. Swope       Trustee                    December 16, 2004


(The Plan)  Pursuant to the requirements of the Securities
Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, and State of Connecticut, on this 16th day of December, 2004.


                    NORTHEAST UTILITIES SERVICE COMPANY 401K PLAN


                    By /s/Jean M. LaVecchia
                    Plan Administrator